Investment Agreement



        This Agreement is entered into as of September 7, 1995 by Molecular Biosystems, Inc., a Delaware corporation with an address at 10030 Barnes Canyon Road, San Diego, California 92121 ("MBI"), and Mallinckrodt Medical, Inc., a Delaware corporation with an address at 675 McDonnell Boulevard, Post Office Box 5840, St.
Louis, Missouri 63134 ("Mallinckrodt").

                                    Recitals

        Concurrently with entering into this Agreement, MBI and Mallinckrodt are entering into an Amended and Restated Distribution Agreement (the "Amended and Restated Distribution Agreement") amending and restating the Distribution Agreement that they entered into as of December 7, 1988.

        In connection with (and as a condition of) the parties' entering into the Amended and Restated Distribution Agreement, Mallinckrodt will make an additional equity investment in MBI on the terms and subject to the conditions of this Agreement.

        Now, therefore, in consideration of their mutual promises, the parties agree as follows:

                                    Article 1

                                   Definitions

        As used in this Agreement, the following terms shall have the meanings specified below:

        1.01 Affiliate shall mean, with respect to a corporation, association, partnership, individual, trust or unincorporated organization, any other corporation, association, partnership, individual, trust or unincorporated organization that, directly or indirectly, controls, is controlled by or is under common control with such corporation, association, partnership, individual, trust or unincorporated organization.

        1.02 Agreement shall mean this Investment Agreement, as amended from time to time.

        1.03 Balance Sheet shall mean the March 31, 1995 consolidated balance sheet of MBI.

        1.04 Balance Sheet Date shall mean March 31, 1995.

        1.05 business day shall mean any day of the week except Saturday, Sunday and any legal holiday observed by a national banking association or one of the parties.

        1.06 Closing shall mean the closing of the transaction contemplated by this Agreement. The date of Closing shall be the "Effective Date" as defined in
Section 16.15 of the Amended and Restated Distribution Agreement, at such time and place as Mallinckrodt and MBI may agree.

        1.07 Commission shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

        1.08 Common Stock shall mean the shares of MBI common stock, par value $.01 per share, issued to Mallinckrodt pursuant to this Agreement. Shares of MBI common stock constituting shares of "Common Stock" shall cease to be shares of Common Stock if and when they cease to be owned by Mallinckrodt or an Affiliate of Mallinckrodt.

        1.09 Distribution Agreement shall mean the Distribution Agreement dated as of December 7, 1988 between MBI and Mallinckrodt, as amended and restated by the Amended and Restated Distribution Agreement.

        1.10 Exchange Act shall mean the Securities Exchange Act of 1934, as amended, or any similar successor Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

        1.11 Holder or Holders shall mean the owner or owners of Registrable Shares.

        1.12 Mallinckrodt shall mean Mallinckrodt Medical, Inc., a Delaware corporation.

        1.13  MBI shall mean Molecular Biosystems, Inc., a Delaware corporation.

        1.14 MBI Securities shall mean shares of MBI common stock or securities convertible into shares of MBI common stock. Stock options granted under a Stock Option Plan (or under any other stock option plan that MBI may adopt in the future) shall not be considered "MBI Securities."

        1.15 1988 Investment Agreement shall mean the Investment Agreement dated as of December 7, 1988 entered into by MBI and Mallinckrodt, Inc. (to which Mallinckrodt is the successor in interest), pursuant to which MBI issued to Mallinckrodt 181,818 shares of MBI common stock.

        1.16 1995 Form 10-K shall mean MBI's annual report on Form 10-K for the fiscal year ended March 31, 1995, as filed with the Commission.

        1.17 Other Common Stock shall mean (i) all MBI Securities issued in respect of shares of Common Stock (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events), (ii) all MBI Securities that Mallinckrodt acquires pursuant to Sections 6.02, 6.03 or 6.04 and (iii) all MBI Securities issued in respect of MBI Securities that Mallinckrodt acquires pursuant to Sections 6.02, 6.03 or 6.04 (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events). MBI Securities constituting "Other Common Stock" shall cease to be Other Common Stock if and when they cease to be owned by Mallinckrodt or an Affiliate of Mallinckrodt.

        1.18 Other MBI Securities shall mean all MBI Securities that Mallinckrodt acquires other than shares of Common Stock or Other Common Stock. MBI Securities constituting "Other MBI Securities" shall cease to be Other MBI Securities if and when they cease to be owned by Mallinckrodt or an Affiliate of Mallinckrodt.

        1.19  Person  shall  mean  a  corporation,   association,   partnership,
individual, trust, unincorporated organization and a government agency or political subdivision thereof.

        1.20 Registrable Shares shall mean (i) all shares of Common Stock, (ii) all shares of Other Common Stock and (iii) all Other MBI Securities.

        1.21  Registration Expenses shall mean the expenses described in Section
8.05 of this Agreement.

        1.22 Registration Statement shall mean a registration statement filed by MBI with the Commission for a public offering and sale of MBI Securities (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

        1.23 Securities Act shall mean the Securities Act of 1933, as amended, or any similar successor Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

        1.24 Stock Option Plans shall mean MBI's 1993 Stock Option Plan, 1993 Outside Directors Stock Option Plan, 1984 Incentive Stock Option Plan, 1984 Nonstatutory Stock Option Plan and Pre-1984 Nonstatutory Stock Option Plan, each as amended to date and as it may be amended in the future.

        1.25 Subsidiary shall mean as of a particular date any corporation more than 50% of whose outstanding stock having ordinary voting power for the election of directors shall at the time be owned or controlled by Mallinckrodt or MBI or by a Subsidiary of either party.

                                    Article 2

                        Purchase and Sale of Common Stock

        2.01 Common Stock. At the Closing, MBI will issue and sell, and Mallinckrodt will purchase, the Common Stock subject to the terms and conditions set forth in this Agreement.

        2.02 Purchase Price. The aggregate purchase price of the Common Stock shall be $13,000,000 United States dollars in immediately available funds to be delivered by Mallinckrodt to MBI at the Closing. The number of shares constituting the Common Stock shall be equal to the aggregate purchase price of the Common Stock divided by the purchase price per share (ignoring any fractional share otherwise issuable). The purchase price per share shall be the greater of (i) $10.00 or (ii) the product determined by multiplying (A) the average (mean) of the closing price of MBI common stock on the New York Stock Exchange on the five most recent trading days preceding the date of this Agreement by (B) 1.40.

        2.03 Stock Certificate. At the Closing, MBI shall deliver to Mallinckrodt one stock certificate registered in Mallinckrodt's name representing the Common Stock.

                                    Article 3

                         Representations and Warranties

        In order to induce Mallinckrodt to purchase the Common Stock described in Article 2, MBI represents and warrants to Mallinckrodt that, except as disclosed on any Appendix to this Agreement, as of the date of this Agreement:

        3.01 Organization, Subsidiary. MBI is a corporation legally organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to carry on its business as now conducted and as proposed to be conducted and to own or lease and operate its properties. MBI has two Subsidiaries, Syngene, Inc. and Scan Pharmaceuticals, Inc., each of which is a corporation legally organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to carry on its business as now conducted and as proposed to be conducted and to own, lease and operate its properties. MBI owns all of the issued and outstanding stock of Syngene, Inc. and Scan Pharmaceuticals, Inc. free and clear of all liens, claims, security interest or encumbrances. MBI and its two Subsidiaries are duly licensed or qualified to do business and are in good standing in every jurisdiction in which the nature of their business or the ownership of their properties require such qualification. Except for the stock of Syngene, Inc. and Scan Pharmaceuticals and cash equivalents and marketable securities held for investment purposes, MBI does not control, or have any contract or commitment to own or control, any capital stock, bonds or other securities of and does not have a proprietary interest in, any corporation, partnership, proprietorship or other business organization. MBI has delivered to Mallinckrodt complete and correct copies of MBI's Certificate of Incorporation and By-Laws as amended and in effect on the date hereof.

        3.02 Authorization and Binding Effect. The execution and delivery of this Agreement and the performance by MBI of its obligations hereunder are within MBI's corporate power, have been duly authorized by proper corporate action on the part of MBI, are not in violation of, or constitute a default under, any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the Certificate of Incorporation or By-Laws of MBI or the terms of any agreement, restriction or undertaking to which MBI is a party or by which it is bound, and except for the notification required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, do not require the approval or consent of or notice to the shareholders of MBI, any governmental body, agency or authority or any other person or entity.

        3.03 Consolidated Financial Statements; Other Information. MBI has previously delivered to Mallinckrodt true, accurate and complete copies of the following documents, including the exhibits and schedules thereto:

              (a) The 1995 Form 10-K, which incorporates by reference (to MBI's 1995 Annual Report to Shareholders, which was filed as Exhibit 13 to the 1995 Form 10-K) the audited consolidated balance sheets of MBI as of March 31, 1995 and 1994, and the audited consolidated statements of operations, cash flows and shareholders' equity for the years ended March 31, 1995, 1994 and 1993 (together, the "Financial Statements"), certified by Arthur Andersen LLP, which were prepared in accordance with generally accepted principles of accounting consistently applied throughout the periods involved, and, in all material respects, are correct and complete and fairly present the financial condition of MBI as of those dates and the results of its operations for the years then ended;

              (b) MBI's quarterly report on Form 10-Q for the quarterly period ended June 30, 1995, as filed with the Commission (the "June 30, 1995 Form 10-Q"), which includes as Item 1 MBI's unaudited consolidated balance sheet dated June 30, 1995 and unaudited consolidated statements of operations and cash flows for the three months ended June 30, 1995. These financial statements were prepared in accordance with generally accepted accounting principles consistent with the Financial Statements and, in all material respects, fairly present the financial position of MBI as of June 30, 1995 and the results of its operations for the three-month period ended June 30, 1995; and

              (c) The proxy statement in definitive form for MBI's 1995 annual meeting of shareholders to be held on September 7, 1995, as filed with the Commission (the "1995 Proxy Statement").

        Except for the 1995 Form 10-K and the June 30, 1995 Form 10-Q, MBI has not filed any reports or registration statements with the Commission since March 31, 1995. MBI has timely filed all reports and other documents required to be filed by it under the Exchange Act, the Securities Act, and any applicable state securities or corporation statutes and regulations. The documents provided pursuant to this Section 3.03 did not contain at the time of filing thereof any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        3.04 Litigation. Except as set forth in the 1995 Form 10-K and June 30, 1995 Form 10-Q, there are no judicial or administrative actions, suits, proceedings or, to the best of MBI's knowledge, investigations pending or, to the best of MBI's knowledge, threatened, against MBI or in respect to the business, condition, properties, assets or operations of MBI or which question the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the best of MBI's knowledge, no facts exist which would constitute a basis for any such action, suit, proceeding or investigation, which if concluded adversely against MBI would have a materially adverse effect on the business or financial condition of MBI.

        3.05 Real and Personal Property. Except as disclosed in Note 5 to the Financial Statements and, in the case of real property, except for recorded covenants, conditions and restrictions existing at the time of MBI's acquisition of the property, all real and personal property that MBI owns is owned free and clear of all mortgages, security interests, claims, restrictions and encumbrances, and there exists no restrictions on the use of such property . To the best of MBI's knowledge, all material contracts, agreements, leases and commitments with respect to real or personal property to which MBI is a party are legally valid and binding and in full force and effect, and there are no material defaults thereunder. None of the rights of MBI under any such leasehold or other interest in such property will be materially impaired by the consummation of the transaction contemplated by this Agreement. MBI enjoys peaceful and undisturbed possession under all material leases under which it operates.

        3.06 Condition of Real and Personal Property. All buildings and other structures and all machinery, equipment, tools, dies, fixtures, vehicles, spare parts and other properties owned, leased or used by MBI are, to the best of MBI's knowledge, in good operating condition and repair and are adequate and sufficient for all material operations conducted by it. To the best of MBI's knowledge, none of the real or personal properties owned, leased, occupied or operated by MBI, or the ownership, leasing, occupancy or operation thereof, is in violation of any law or any zoning, environmental or other ordinance, code, rule or regulation, where such violation would have a materially adverse effect on the business or financial condition of MBI, and no notice from any governmental body or other person has been served upon MBI or, to the best of MBI's knowledge, upon any property owned, leased, occupied or operated by MBI, claiming any material violation of any such law, ordinance, code, rule or regulation or requiring, or calling attention to the need for, any work, repairs, construction, alterations or installation on or in connection with such property which has not been complied with, where failure to comply therewith would have a materially adverse effect on the business or financial condition of MBI.

        3.07 Material Contracts. The contracts listed as Exhibits 10.1-10.52 on the list of exhibits under Part II, Item 14(a)(3) of the 1995 Form 10-K, and filed as Exhibits 10.1-10.52 to the 1995 Form 10-K, were all of the contracts required to be listed pursuant to the Commission's instructions for the completion of Form 10-K and filed as exhibits pursuant to Item 601(b)(10) of the Commission's Regulation S-K. Except as disclosed in the June 30, 1995 Form 10-Q and except for MBI's employment contract with its new president and chief operating officer, MBI has not entered into any contract since March 31, 1995 which is required to be filed as an exhibit to a quarterly report on Form 10-Q or an annual report on Form 10-K. To the best of MBI's knowledge, all of the contracts filed as exhibits to the 1995 Form 10-K or disclosed in the June 30, 1995 Form 10-Q or Appendix 3.07 are in full force and effect and except as disclosed on Appendix 3.07, to the best of MBI's knowledge, all parties to such contracts have performed all obligations required to be performed by them to date, are not in default and do not have a right of rescission. No employees of MBI are covered by any collective bargaining agreement.

        3.08 Taxes. MBI has filed when due all federal, state and local income and other tax returns, reports and declarations which are required to have been filed by it and has, to the best of MBI's knowledge, paid all taxes which have become due pursuant thereto and all other taxes, assessments and other governmental charges imposed by law upon it or any of its properties, assets, income, receipts, payrolls, transactions, capital, net worth or franchises other than those not delinquent. All such tax returns are complete and correct in all material respects as filed. To the best of MBI's knowledge, there is no tax lien upon any property or asset of MBI, whether owned or leased, except for liens for taxes not yet payable. To the extent that tax liabilities have accrued on or before the Balance Sheet Date but have not become payable, to the best of MBI's knowledge, they have been adequately reflected as liabilities on the Balance Sheet and adequate provision for payment thereof has been made. There have been no examinations by any state or federal taxing authority of the books and financial statements of MBI. The accruals and reserves for federal, state or local taxes, as shown on the Balance Sheet are adequate in the opinion of MBI. MBI has not granted any waiver of any statute of limitation with respect to, or any extension of a period for the assessment of, any federal, state or local tax. To the best of MBI's knowledge, MBI has withheld and duly paid to the appropriate governmental authority all taxes required to be withheld by it pursuant to any ordinance, statute or other law.

        3.09 Capitalization. The total number of shares of capital stock, all of which is voting common stock of one class and not divided into any series or other subdivisions, and the par value thereof which MBI is authorized to issue and the number of such shares which are issued and outstanding as of July 17, 1995 (i.e., the record date for purposes of determining the shareholders entitled to vote at MBI's 1995 annual meeting of shareholders) are as follows:

 Authorized Shares       Par Value Per Share       Issued and Outstanding Shares

  20,000,000                     $.01                            12,171,975

The issued and outstanding shares of MBI common stock have been duly and validly issued and are fully paid and nonassessable, and the Common Stock, when issued, will be duly and validly issued and fully paid and nonassessable. MBI holds no shares of its common stock in its treasury. Except for stock options granted under a Stock Option Plan, there are no outstanding options, warrants or other rights in existence, other than under this Agreement, to acquire from MBI any of its shares of capital stock. Since the Balance Sheet Date there have been no dividends or other distributions declared or paid in respect of the shares of capital stock of MBI.

        3.10 Compliance with Instruments, Laws; Governmental Authorizations. MBI is not: (i) in violation of any term or provision of its Certificate of Incorporation or By-Laws or, to the best of MBI's knowledge, any governmental license or permit; or (ii) in violation or default under (and no act or omission by MBI has occurred which, with the giving of notice or the passage of time, would constitute a default under) any material contract, agreement or other instrument to which MBI is a party or by which it is bound; or (iii) to the best of MBI's knowledge, subject to enforcement or threat of enforcement or in violation of any statute, law, ordinance, rule, regulation, judgment, order, decree, permit, concession, grant, franchise, license or other governmental authorization or approval which is material to MBI's business or the penalties or other sanctions for the violation of which reasonably could be expected to have a material adverse effect on MBI's business or financial condition. All material permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of MBI have been duly obtained and are in full force and effect, and, to the best of MBI's knowledge, there are no proceedings pending or threatened which may result in the revocation, cancellation or suspension, or any adverse modification, of any permit, concession, grant, franchise, license or other governmental authorization which would have a materially adverse effect on the business or financial condition of MBI. There have been no material citations, fines or penalties heretofore assessed against MBI and, to the best of MBI's knowledge, MBI has complied in all material respects with any and all federal, state or local laws, including but not limited to laws relating to air or water pollution, solid waste disposal or other environmental protection matters, or relating to occupation, health or safety, and, to the best of MBI's knowledge, no such citations, fines or penalties which are material in amount have been assessed or have been threatened since the Balance Sheet Date or are now being threatened.

        3.11  Patents, Trademarks and Technology Rights.

        (a) All of MBI's United States and foreign patents, trademarks, trade names, service marks and copyrights relating to ALBUNEX (as "ALBUNEX" is defined in Section 1.04 of the Amended and Restated Distribution Agreement), and all of MBI's pending United States and foreign applications for patents, trademarks, trade names, service marks, trade designations and copyrights relating to ALBUNEX, are described in Appendix 3.11.

        (b) To the best of MBI's knowledge, MBI and its successors and assigns have a right (i) to practice all ALUNEX-related processes and process steps as now practiced or planned to be practiced by MBI, and (ii) to make, use and sell throughout the world ALBUNEX-related intermediate and other products now made, used or sold or planned to be made, used or sold by MBI without substantial risk of infringement of any right, interest, or patent of any third party.

        (c) MBI owns and possesses, or is licensed as to, all patents, trademarks, copyrights and such pending applications therefore and trade secrets, technologies, know-how, processes and other proprietary rights necessary for conducting its ALBUNEX-related business operations.

        (d) MBI does not have knowledge of, or any reason to believe that there exists, any contest, litigation, infringement, fraud, misappropriation, or misuse pending or threatened in respect of any patent, trademark, trade name, service mark, copyright, application therefor, or any license or agreement therefor (including, but not limited, to the License Agreement dated as of November 5, 1986 between MBI and Steven B. Feinstein, M.D., as amended) which is necessary for the conduct of its ALBUNEX-related business.

        3.12 Certain Transactions. To the best of MBI's knowledge, no Affiliate of MBI owns or controls, directly or indirectly in whole or in part, any property, asset or right, tangible or intangible (including but not limited to, any patent, trademark, service mark, trade name, brand name, copyright, or pending application for any patent, trademark, service mark, or copyright, invention, process, know-how, formula, design or trade secret), which is associated with any property, asset or right owned by MBI or which MBI is presently operating or using or the use of which is necessary for its business.

        3.13 Absence of Changes. Since the Balance Sheet Date, except as disclosed in the 1995 Form 10-K, the June 30, 1995 Form 10-Q or Appendix 3.13, MBI has conducted its operations in the ordinary course of business and there has been no material adverse change in MBI's financial condition, assets, business, results of operations or prospects.

        3.14 Restrictions on Personnel. No officer or employee of MBI has entered into any agreement which is now in effect with any person, corporation, partnership or business organization other than MBI (a) requiring such officer or employee to assign any interest in any invention or trade secrets developed while employed by MBI or (b) containing any prohibition or restriction of competition or solicitation of customers which if enforced against such officer or employee would have a materially adverse affect on the business or financial condition of MBI.

        3.15 Disclosure. Neither this Article 3 (when read in conjunction with the Appendices to this Agreement) nor any Appendix to this Agreement, nor the 1995 Form 10-K, June 30, 1995 Form 10-Q or 1995 Proxy Statement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein in the context in which they were made not misleading.

        3.16 Brokers. This Agreement was not induced or procured through any person, firm or corporation acting as a broker or finder for MBI except for Vector Securities International, Inc. MBI agrees to hold Mallinckrodt harmless from any loss, damage, cost or expense resulting from any claim by any person, firm or corporation, including Vector Securities International, Inc. and Lazard Freres & Co., based upon any such person, firm or corporation having acted as a broker or finder for MBI in connection with the transaction contemplated by this Agreement.

                                    Article 4

                Conditions Precedent to Purchase of Common Stock

        The obligation of Mallinckrodt to purchase the Common Stock described in
Article 2 is, at the option of Mallinckrodt, subject to the satisfaction of the following conditions:

        4.01 Opinion of Counsel. Mallinckrodt shall have received an opinion, addressed to Mallinckrodt and dated as of the Closing, from Johnson and Colmar, counsel for MBI, satisfactory in substance and form to Mallinckrodt and its counsel.

        4.02 Representations and Warranties True and Correct. The representations and warranties in Article 3 hereof shall be true and correct as of the date of Closing as if they were made on and as of the date of Closing (with the exception, in the case of the representation and warranty in Section
3.09 regarding MBI's issued and outstanding shares of common stock, for any changes since July 17, 1995 resulting from the issuance of shares of common stock pursuant to (i) the exercise of a stock option granted under a Stock
Option Plan or (ii) the exercise of a stock purchase warrant described in Appendix 3.09). Mallinckrodt shall have received from MBI's Chairman of the Board and Chief Executive Officer, or its Vice President - Finance and Chief Financial Officer or its Vice President - Legal Affairs and General Counsel an officer's certificate to the foregoing effect dated as of the Closing.

        4.03 Closing Certificates. Mallinckrodt shall have received copies, certified by the Secretary or an Assistant Secretary of MBI to be true and correct and in full force and effect, of (i) the Certificate of Incorporation and By-Laws of MBI; (ii) resolutions of the Board of Directors of MBI authorizing the issuance of the Common Stock, the execution and delivery of this Agreement and any other documents to be executed by or on behalf of MBI pursuant to this Agreement; and (iii) a statement containing the names and titles of the officer or officers of MBI authorized to sign this Agreement and other documents required by this Agreement, together with true signatures of such officers.

        4.04 Proceedings Satisfactory to Mallinckrodt. All proceedings taken in connection with the transaction contemplated by this Agreement and all instruments, authorizations and other documents applicable thereto shall be satisfactory in form and content to Mallinckrodt and Mallinckrodt shall have received copies of all such documents reasonably required by it.

                                    Article 5

                              Affirmative Covenants

        During the term of this Agreement, MBI covenants that it will:

        5.01 Annual Audited Consolidated Financial Statements. Furnish to Mallinckrodt within 90 days after the end of each fiscal year of MBI an audited consolidated balance sheet of MBI as of the close of such fiscal year and related audited consolidated statements of operations, cash flows and shareholders' equity for such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail, prepared in accordance with generally accepted principles of accounting applied on a consistent basis, certified with an unqualified opinion by a nationally recognized or major regional independent certified public accountant selected by MBI. The annual audited financial statements shall be furnished in consolidated form for MBI and all Subsidiaries which it may have at the time.

        5.02 SEC Reports. Furnish to Mallinckrodt, promptly upon filing, copies as filed with the Commission of (i) MBI's annual reports on Form 10-K, (ii) MBI's quarterly reports on Form 10-Q, (iii) MBI's current reports on Form 8-K and (iv) all other reports filed pursuant to the Exchange Act.

        5.03 Audit Reports. Furnish to Mallinckrodt, promptly upon receipt, (i) copies of all detailed audit reports submitted to MBI by independent accountants in connection with each annual audit of the books of MBI and (ii) copies of any and all management reports and recommendations given by its independent accountants to MBI if such management reports and recommendations relate to or question the viability of MBI to conduct its business as an on-going concern or indicate a material weakness in internal controls.

        5.04 Books and Records. Keep proper, complete and accurate books of record and account and, at Mallinckrodt's request, meet with Mallinckrodt from time to time at a reasonably convenient time and place for both parties to discuss the financial condition of MBI.

                                    Article 6

                Anti-Dilution Rights and Limitations on Ownership

        6.01 Anti-Dilution Rights. If at any time MBI agrees to sell MBI Securities in a private placement or a public offering, Mallinckrodt shall have the right, but not the obligation, to acquire all or any portion of a number of MBI Securities sufficient for Mallinckrodt to maintain after the private placement or public offering the same percentage of ownership of issued and outstanding shares of MBI common stock that Mallinckrodt possessed immediately prior to the private placement or public offering (the "Pre-Offering Percentage"). For this purpose: (i) the issued and outstanding shares of MBI common stock shall be determined assuming the conversion of all issued and outstanding MBI Securities convertible into shares of MBI common stock; and (ii) Mallinckrodt's Pre-Offering Percentage shall be determined solely in respect of shares of Common Stock and Other Common Stock owned by Mallinckrodt and its Affiliates and shall not take into account any Other MBI Securities which Mallinckrodt or an Affiliate of Mallinckrodt may own.

        6.02 Private Placement. With respect to a private placement, MBI shall within five (5) business days after the closing of the private placement notify Mallinckrodt in writing of the private placement and the number of MBI Securities which Mallinckrodt is entitled to purchase under Section 6.01 (which shall be of the same character as the MBI Securities which MBI sold in the private placement) and provide Mallinckrodt with copies of all relevant documentation. Mallinckrodt shall have twenty (20) business days from the date of receipt of MBI's notice in which to advise MBI whether or to what extent Mallinckrodt elects to exercise its rights under Section 6.01. If Mallinckrodt does not respond, or if Mallinckrodt indicates that it will not exercise its rights, Mallinckrodt shall be considered irrevocably to have waived its rights under Section 6.01 with respect to the private placement. If Mallinckrodt timely advises MBI that Mallinckrodt will exercise its rights under Section 6.01, Mallinckrodt shall have the right to acquire all or any portion of the number of MBI Securities which it would be necessary for Mallinckrodt to purchase in order to maintain Mallinckrodt's Pre-Offering Percentage, at a price per share, payable at the closing of Mallinckrodt's purchase, equal to the average (mean) of the closing price of MBI common stock on the New York Stock Exchange on the five most recent trading days preceding the date of closing of the private placement (or if the MBI Securities which Mallinckrodt is entitled to purchase are not shares of MBI common stock, at the price specified in the private placement agreement entered into between MBI and the purchaser). Closing of Mallinckrodt's purchase shall take place at MBI's principal office, unless MBI and Mallinckrodt agree on a different location, at a mutually convenient date and time as soon as practicable after Mallinckrodt advises MBI that Mallinckrodt will exercise its rights under Section 6.01. At closing, Mallinckrodt and MBI shall provide customary and appropriate representations to one another regarding the purchase and sale of the MBI Securities being purchased by Mallinckrodt (with MBI making substantially the same representations to Mallinckrodt that MBI made to the purchaser or purchasers in the private placement) and shall also provide any additional documentation reasonably requested by the other party (for example, an appropriate opinion of counsel).

        6.03 Public Offering. If at any time MBI proposes to register any MBI Securities under the Securities Act in connection with a public offering, MBI shall notify Mallinckrodt no later than five (5) business days after MBI has determined to do so, and shall provide Mallinckrodt with a copy of any letter of intent. Mallinckrodt shall have twenty (20) business days from the date of receipt of MBI's notice in which to advise MBI whether Mallinckrodt elects to exercise its rights under Section 6.01. If Mallinckrodt does not respond or if Mallinckrodt indicates that it will not exercise its rights, Mallinckrodt shall be considered irrevocably to have waived its rights under Section 6.01 with respect to the public offering. If Mallinckrodt timely advises MBI that Mallinckrodt desires to retain its rights under Section 6.01, then when MBI files a registration statement containing a preliminary prospectus with the Commission, MBI shall provide Mallinckrodt with copies of the preliminary prospectus and all subsequent amendments. Mallinckrodt shall have twenty (20) business days from its receipt of the preliminary prospectus in which to exercise its rights under Section 6.01(b) by making an offer, based on the price and the other terms contained in the final prospectus, to acquire all or any portion of the MBI Securities to be offered in the public offering which it would be necessary for Mallinckrodt to purchase in order to maintain Mallinckrodt's Pre-Offering Percentage. No such offer to buy shall be accepted prior to the time that the registration statement becomes effective. The registration statement shall indicate that Mallinckrodt has anti-dilution rights to purchase MBI Securities on the terms offered to the public.

        6.04 Stock Options. With respect to the issuance of shares of MBI common stock pursuant to the exercise of stock options granted under a Stock Option Plan, or under any other stock option plan or any stock-based incentive compensation plan that MBI may adopt in the future, Mallinckrodt shall have the right, in respect of each fiscal year of MBI beginning with its fiscal year ending March 31, 1996, to purchase from MBI all or any portion of the number of shares of MBI common stock which it would be necessary for Mallinckrodt to purchase in order to maintain the same percentage of ownership of issued and outstanding shares of MBI common stock that Mallinckrodt possessed as of the last day of that fiscal year without regard to shares of MBI common stock issued pursuant to the exercise of stock options during that fiscal year (or in the case of MBI's fiscal year ending March 31, 1996, after the date of this Agreement). For this purpose: (i) the issued and outstanding shares of MBI common stock as of the last day of MBI's fiscal year shall be determined assuming the conversion of all issued and outstanding MBI Securities convertible into shares of MBI common stock; and (ii) Mallinckrodt's percentage of ownership shall be determined solely in respect of shares of Common Stock and Other Common Stock owned by Mallinckrodt and its Affiliates and shall not take into account any Other MBI Securities which Mallinckrodt or an Affiliate of Mallinckrodt may own. MBI shall notify Mallinckrodt no later than 20 business days after the end of each fiscal year of MBI of the shares of MBI common stock which Mallinckrodt is entitled to purchase under this Section 6.04 in respect of that fiscal year. Mallinckrodt shall have twenty (20) business days from the date of receipt of MBI's notice in which to advise MBI whether or to what extent Mallinckrodt elects to exercise its rights under this Section 6.04. If Mallinckrodt does not respond, or if Mallinckrodt indicates that it will not exercise its rights, Mallinckrodt shall be considered irrevocably to have waived its rights under this Section 6.04 with respect to the fiscal year in question. If Mallinckrodt timely advises MBI that Mallinckrodt will exercise its rights, Mallinckrodt shall have the right to acquire all or any portion of the number of shares of MBI common stock which it is entitled to purchase at a price per share equal to the market price on the date Mallinckrodt advises MBI that it will exercise its rights. Closing shall be as soon as practicable after Mallinckrodt advises MBI that it will exercise its rights under this Section 6.04. At closing, Mallinckrodt and MBI shall provide customary and appropriate representations to one another regarding the purchase and sale of the MBI common stock being purchased by Mallinckrodt and shall also provide any additional documentation reasonably requested by the other party (for example, an appropriate opinion of counsel)

        6.05  Limitations.  Notwithstanding  the  preceding  provisions  of this
Article 6, the number of MBI Securities or shares of MBI common stock which Mallinckrodt shall be entitled to purchase under Sections 6.01 and 6.04 shall be a whole number (obtained by rounding up any fraction equal to or greater than one-half and rounding down any fraction less than one-half), and Mallinckrodt may exercise its rights under Sections 6.01 and 6.04 only in respect of a whole number of MBI Securities or shares of MBI common stock. MBI shall not be required to transfer any MBI Securities to Mallinckrodt under this Article 6 if to do so would result in the violation of any applicable law, rule or regulation. Mallinckrodt's rights under Sections 6.01 and 6.04 shall terminate if and when Mallinckrodt and Affiliates of Mallinckrodt at any time cease to own in the aggregate at least 70% of the largest number of shares of MBI common stock and other MBI securities which, at any preceding time, constituted shares of Common Stock and Other Common Stock. Mallinckrodt's rights under Section 6.01 shall also terminate if and when, on each of any two consecutive occasions after the fourth anniversary of the date of this Agreement that Mallinckrodt is entitled to exercise its rights under Section 6.01, Mallinckrodt fails to purchase at least 50% of the MBI Securities which it is entitled to purchase. Mallinckrodt's rights under Section 6.04 shall also terminate if and when, in respect of each of any two consecutive fiscal years of MBI beginning on or after April 1, 1999, Mallinckrodt fails to purchase at least 50% of the shares of MBI common stock which it is entitled to purchase under Section 6.04. Any such termination of Mallinckrodt's rights under Sections 6.01 or 6.04 shall not require notice or other action by MBI.

        6.06 Limitations on Mallinckrodt's Ownership. During the term of this Agreement neither Mallinckrodt nor any of its Affiliates shall directly or indirectly acquire any Other MBI Securities (except by way of stock dividends, stock splits, or similar events affecting holders of MBI Securities generally) if the effect of the acquisition would be to increase the aggregate voting power in the election of directors of all MBI Securities owned by Mallinckrodt and its Affiliates to more than fifteen percent (15%) of the total combined voting power of all MBI Securities then outstanding. Notwithstanding this limitation:

              (a) Mallinckrodt or any of its Affiliates may acquire Other MBI Securities if any of the following events occur:

                     (1) A tender or exchange offer is made by any Person or 13D
              Group (other than Mallinckrodt, an Affiliate of Mallinckrodt or an Affiliate of or Person acting in concert with Mallinckrodt or an Affiliate of Mallinckrodt) to acquire MBI Securities such that, if added to the MBI Securities already owned by that Person or 13D Group, would represent more than fifteen percent (15%) of the total combined voting power of all MBI Securities issued and outstanding; or

                     (2) There is public  disclosure or  Mallinckrodt  otherwise learns that MBI Securities representing more than fifteen percent (15%) of the total combined voting power of all MBI Securities issued and outstanding have been acquired or are proposed to be acquired by any Person or 13D Group; or

                     (3) Any  Person or 13D  Group  shall  beneficially  own MBI
              Securities representing more than fifteen percent (15%) of the total combined voting power of all issued and outstanding MBI Securities.

              (b) Neither Mallinckrodt nor any of its Affiliates shall be required to dispose of any shares of MBI Securities if their aggregate percentage ownership is increased as a result of MBI's recapitalization or any other action taken by MBI.

As used herein, "13D Group" means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of securities that would be required under Section 13(d) of the Exchange Act and the related rules and regulations (as now in effect, and based on present legal interpretations) to file a statement on Schedule 13D or 13G with the Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if the group beneficially owned common stock representing more than five percent (5%) of the total combined voting power of all MBI Securities then issued and outstanding.

        6.07 Receipt of Offer To Acquire Control. In the event that MBI's board of directors receives an offer from a third party to acquire control of MBI through the acquisition of voting MBI Securities, or in the event that MBI's chief executive officer or chief operating officer receives such an offer which he intends to present to MBI's board, MBI shall promptly notify Mallinckrodt of the offer and disclose to Mallinckrodt all material details concerning the offer. To the extent that neither the third party nor MBI has made any public disclosure regarding the third party's offer or its terms, Mallinckrodt shall treat all information about the offer that it receives from MBI as confidential. If the third party has not set a deadline for MBI's response to the third party's offer, MBI shall permit Mallinckrodt a reasonable period of time under the circumstances (but not more than 10 business days) in which to present MBI with a competitive offer. If the third party has set a deadline for MBI's response, MBI may set a deadline for Mallinckrodt's response no earlier than (i) 48 hours prior to the deadline for MBI's response if MBI's deadline is at least 10 business days from the date of MBI's notice to Mallinckrodt of the third party's offer or (ii) 24 hours prior to the deadline for MBI's response if MBI's deadline is less than 10 days from the date of MBI's notice to Mallinckrodt of the third party's offer. Mallinckrodt's offer to MBI in no event shall be for a lesser amount of voting MBI Securities or for a lower value than that of the third party's offer.

                                    Article 7

                             Rights of First Refusal

        7.01 General Limitation on Transfer. Except for (i) sales by Mallinckrodt and its Affiliates under the Commission's Rule 144 which do not exceed 25,000 shares in the aggregate during any 90-day period and (ii) transfers to an Affiliate of Mallinckrodt pursuant to Section 7.06, Mallinckrodt shall not directly or indirectly offer for sale or transfer any Registrable Shares without offering MBI a right of first refusal as provided in this Article
7. Mallinckrodt and its Affiliates may sell Registrable Shares under Rule 144 in excess of 25,000-share limit on aggregate sales during any 90-day period if (and only if) MBI does not exercise its right of first refusal in respect of the shares in excess of the limit.

        7.02 Transfer Notice. Mallinckrodt shall give MBI written notice of Mallinckrodt's intention to sell Registrable Shares (the "Transfer Notice"), specifying the number of Registrable Shares proposed to be sold or transferred and whether the shares are to be sold under Rule 144, in a privately negotiated sale or in connection with a tender or exchange offer pursuant to Regulation 14D of the Exchange Act. For this purpose, Mallinckrodt's request for registration pursuant to Sections 8.01 or 8.02 shall be considered a Transfer Notice in respect of all of the Registrable Shares that Mallinckrodt has requested to be registered. If the shares are to be sold in a privately negotiated sale, the Transfer Notice shall also specify the proposed purchaser or transferee and the proposed price. The proposed price of a bona fide third party tender or exchange offer pursuant to Regulation 14D shall be considered the cash price offered, in the case of a cash offer, or the cash price plus the value of the offered securities, in the case of a partial cash and exchange offer, or the value of the offered securities in an exchange offer, without regard to any provisions with respect to proration or any conditions to the offeror's obligation to purchase. If the Transfer Notice is in respect of Registrable Shares that Mallinckrodt has requested to be registered pursuant to Sections 8.01 or 8.02, the proposed price shares shall be considered (i) the price at which shares of MBI common stock are sold to the underwriters (net of underwriters' discounts and commissions), in the case of a Transfer Notice in connection with a registration for an underwritten public offering, or (ii) the closing price of MBI common stock on the New York Stock Exchange on the last trading day preceding the day that the registration statement is declared effective by the Commission, in the case of a Transfer Notice in connection with a registration which is not for an underwritten public offering.

        7.03 Exercise by MBI. Except as qualified under Sections 7.04(b) and 7.05(a), MBI shall have fifteen (15) business days from the date of the Transfer Notice (or sixty (60) days from the date of the Transfer Notice if the Transfer Notice discloses that Mallinckrodt intends to sell or transfer more than 50% of its aggregate Registrable Shares) in which to exercise its right of first refusal, by written notice to Mallinckrodt, with respect to all (or in the case of (i) a sale in the open market pursuant to Rule 144 or (ii) a Transfer Notice in respect of Registrable Shares that Mallinckrodt has requested to be registered pursuant to Sections 8.01 or 8.02, all or a portion) of the Registrable Shares specified in the Transfer Notice. (In the case of a tender or exchange offer pursuant to Regulation 14D, however, MBI shall have until no later than 48 hours prior to the latest time by which Registrable Shares must be tendered in order to be accepted or to qualify for any proration). The purchase price shall be the proposed price specified in Section 7.02 and shall be paid in cash.

        7.04 Valuation. Except where property or securities offered in exchange for Registrable Shares has a readily ascertainable fair market value, the following procedures shall be followed with respect to a Transfer Notice which includes any property other than cash:

              (a) The value of the offered securities or property shall be determined by MBI and Mallinckrodt jointly, or if they are unable to agree, the determination shall be made by a nationally or regionally recognized investment banking or consulting firm selected by two such firms respectively chosen by MBI and Mallinckrodt, and its determination shall be conclusive. MBI and Mallinckrodt shall use their best efforts to cause this determination to be made no later than fifteen (15) days after the date of the Transfer Notice, and MBI and Mallinckrodt shall each pay one-half of fees of the firm making the determination; and

              (b) The period in which MBI may exercise its right of first refusal shall be extended to the date five (5) business days after the date that the value of the offered securities or property is determined as provided in subparagraph (a).

        7.05  Closing.

              (a) If MBI exercises its right of first refusal, the closing of its purchase of the Registrable Shares with respect to which it has exercised its right of first refusal shall take place within thirty (30) calendar days after the date that MBI gives notice of its exercise, or within 10 days after the price is determined (in the case of MBI's exercise of its right of first refusal in respect of Registrable Shares that Mallinckrodt has requested to be registered pursuant to Sections
        8.01 or 8.02), or within twenty (20) calendar days after MBI has obtained any necessary government approval or nonobjection, if any, whichever is later. MBI shall make application for any necessary governmental approval as soon as practicable after exercising its right of first refusal; and

              (b) If MBI does not timely exercise its right of first refusal in respect of shares to be sold in a privately negotiated sale or in connection with a tender or exchange offer, Mallinckrodt shall be free during the ninety (90) days following the expiration of MBI's right of first refusal to sell the Registrable Shares specified in the Transfer Notice to the proposed purchaser or transferee identified in the notice at the price specified in the notice or at any greater price. MBI's right of first refusal shall survive with respect to any such Registrable Shares that are not sold by Mallinckrodt to the proposed purchaser or transferee during this 90-day period. If MBI does not timely exercise its right of first refusal in respect of all of the Registrable Shares to be sold under Rule 144, Mallinckrodt shall be free to sell the remaining shares specified in its Transfer Notice under Rule 144 at any time following the expiration of MBI's right of first refusal. If MBI does not timely exercise its right of first refusal in respect of all of the Registrable Shares that Mallinckrodt has requested to be registered in accordance with Sections 8.01 or 8.02, the remaining shares shall be subject to registration in accordance with Article 8.

        7.06 Survival. MBI's right of first refusal granted under Section 7.01 shall survive the term of this Agreement.

        7.07 Transfers to Affiliates. Mallinckrodt may transfer all or any shares of Common Stock or Other Common Stock to an Affiliate of Mallinckrodt if, prior to the transfer, (i) the Affiliate provides MBI with the Affiliate's written acknowledgement that it will be bound by the restrictions in this
Article 7 as if it were Mallinckrodt and (ii) Mallinckrodt provides MBI with an opinion of counsel, satisfactory to MBI in its reasonable discretion, to the effect that the shares may be transferred to the Affiliate without registration under the Securities Act or the securities laws of any state.

                                    Article 8

                               Registration Rights

        8.01 Piggy-back Registration. If at any time MBI proposes to register any of its common stock under the Securities Act in connection with the public offering of such securities on a form that would also permit the registration of the Registrable Shares, MBI shall, at such time, promptly give the Holders written notice of such determination. Upon the written request of any Holder given within 20 business days after receipt of any such notice by the Holder, MBI shall use its best efforts (subject to MBI's right to decide for any reason not to proceed with the public offering and MBI's exercise of its right of first refusal under Section 7.01) to cause to be registered under the Securities Act all of the Registrable Shares that each such Holder has requested be registered.

        If the registration of which MBI gives notice is for a registered public offering involving an underwriting, then MBI shall so advise the Holders as a part of such written notice. In such event, the right of any Holder to registration pursuant to this Section 8.01 shall be conditioned upon such Holder's agreeing to participate in such underwriting and the inclusion of such Holder's Registrable Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with MBI and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form, and upon the terms agreed upon between MBI and the underwriter, with the underwriter selected for such underwriting by MBI. Notwithstanding any other provision of this Section 8.01, if the underwriter reasonably determines that inclusion of such shares will jeopardize the success of the offering, then the underwriter may exclude some or all Registrable Shares from such registration and underwriting in accordance with the provisions of this Section 8.01. MBI shall so advise all Holders and the other holders distributing their securities through such underwriting, and the number of Registrable Shares and other securities that may be included in the registration and underwriting shall be allocated among the Holders and the other holders (excluding MBI), in proportion, as nearly as practicable, to the respective amounts of securities proposed for inclusion in such registration by each such Holder and other holders at the time of filing the Registration Statement; provided, however, in no event shall the number of Registrable Shares included in the offering be reduced below 25% of the aggregate number of Registrable Shares that all Holders request MBI to include in the offering. If any Holder or other holder disapproves of the terms of any such underwriting, then he may elect to withdraw therefrom by written notice to MBI and the underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. Subject to the foregoing, MBI and the underwriter selected by MBI shall make all determinations with respect to the timing, pricing and other matters relating to the offering.

        8.02  Demand Registration.

              (a) At any time after the fourth anniversary of the date of this Agreement, Holders of Registrable Shares shall have the right to request MBI to use its best efforts to effect a registration of the Holders' Registrable Shares under the Securities Act on the Commission's Form S-3, subject to the following limitations and conditions and the limitation in Section 8.02(c):

                     (1) Each request for  registration  shall be in writing and shall specify the number and character of the Registrable Shares requested to be registered and the intended method of disposition of those shares.

                     (2) MBI shall not be required to effect more than three registrations under this Section 8.02.

                     (3) MBI shall  not be  required  to  effect a  registration pursuant to this Section 8.02 unless the number of Registrable Shares requested to be registered (taking into account Registrable Shares requested to be registered following MBI's notice to all Holders in accordance with Section 8.02(b)) constitute at least 10% of the outstanding Registrable Shares.

                     (4) MBI shall  not be  required  to  effect a  registration pursuant to this Section 8.02 within 180 days after the effective date of the last registration pursuant to this Section 8.02.

                     (5) MBI shall not be required to effect a registration  for the period (not exceeding 120 days) specified in the certificate signed by the president of MBI and delivered to the requesting Holder or Holders stating that, in the good faith judgment of MBI's Board of Directors, it would be detrimental to MBI and its shareholders for a registration statement to be filed prior to the expiration of the specified period. MBI may not exercise this deferral right more frequently than once during any 12-month period.

              If for any reason MBI cannot qualify for registration on Form S-3, MBI shall effect the registration on Form S-1 or other appropriate form, in which case this Section 8.02(a) shall apply in all respects as if the term "Form S-3" were replaced by the term "Form S-1" or the designation of the other form.

              (b) MBI shall give written notice to all Holders of Registrable Shares of the receipt of a request for registration pursuant to Section 8.02(a) and shall provide a reasonable opportunity for all other Holders to participate in the registration.

              (c) The sale or other disposition of Registrable Shares registered under this Section 8.02 shall be subject to the limitation that during each calendar month beginning with the calendar month in which the registration statement covering those Registrable Shares is declared effective by the Commission, each Holder may not sell or otherwise dispose of more than one-twelfth (1/12) of the Holder's Registrables Shares which were covered by that registration statement.

        8.03 Obligations of MBI. Whenever required under Sections 8.01 or 8.02 that MBI use its best efforts to effect the registration of any Registrable Shares, MBI shall, as expeditiously as possible:

              (a) Prepare and file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause such Registration Statement to become and remain effective;

              (b) Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

              (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them;

              (d) Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the Registration Statement, provided that MBI shall not be required in connection herewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions. The Holders shall pay all of the expenses of qualifying in jurisdictions where MBI's underwriters have not requested qualification; and

              (e) Furnish, at the request of the Holders on the date that such Registrable Shares are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Shares are not being sold through underwriters, on the date the Registration Statement with respect to such Registrable Shares becomes effective (i) an a opinion dated such date, of independent counsel representing MBI for the purposes of such registration, addressed to the underwriters, if any, and to the Holders stating that such Registration Statement has become effective under the Securities Act and covering substantially the same matters with respect to the Registration Statement (and the prospectus included therein) as are customarily covered (at the time of such registration) in the opinions of issuer's counsel delivered to underwriters in connection with underwritten public offerings of securities; and (ii) a letter dated such date from the independent certified public accountant of MBI, addressed to the underwriters, if any, and the Holders, stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of MBI included in the Registration Statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act. Such opinion of counsel shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as the Holders may reasonably request. Such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five business days prior to the day of such letter) with respect to the registration in respect of which such letter is being given as the Holders may reasonably request.

        8.04 Holders' Obligation to Furnish Information. It shall be a condition precedent to the obligation of MBI to take any action pursuant to this Article 8 that the Holders shall furnish to MBI such information regarding them, the Registrable Shares held by them and the intended method of disposition of such securities as MBI shall reasonably request and as shall be required in connection with the action to be taken by MBI.

        8.05 Expenses of Registration. All expenses incurred in connection with all registrations pursuant to Section 8.01 (excluding underwriters' discounts and commissions), including, without limitation, all registration and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for MBI shall be borne by MBI. All expenses incurred in connection with all registrations pursuant to Section 8.02, including, without limitation, all registration and qualification fees, printers' and accounting fees, and reasonable fees and disbursements of counsel for MBI shall be borne by the Holders whose Registrable Shares are included in the registration (in proportion to such shares).

        8.06 Indemnification. In the event any Registrable Shares are included in a Registration Statement under this Article 8:

              (a) To the extent permitted by law, MBI shall indemnify and hold harmless each Holder requesting or joining in a registration, and each person, if any, who controls such Holder within the meaning of the
        Securities Act, against any losses, claims, damages or liabilities, joint or several, (including reasonable counsel fees) to which such person may become subject under the Securities Act, the Exchange Act, state securities laws, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any violation by MBI of any rule or regulation promulgated under the Securities Act applicable to MBI and relating to any action or inaction required of MBI in connection with any such registration; and MBI will reimburse each such Holder or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8.06 shall not apply to any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such Registration Statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder or controlling person;

              (b) To the extent permitted by law, each Holder requesting or joining in a registration will indemnify and hold harmless MBI, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls MBI within the meaning of the Securities Act, and each agent and any underwriter for MBI (within the meaning of the Securities Act) against any losses, claims, damages or liabilities (including reasonable counsel fees), to which MBI or any such director, officer, controlling person, agent, or underwriter may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise from or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary or final prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by MBI or any such director, officer, controlling person, agent, or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; and

              (c)  Promptly  after  receipt by an  indemnified  party under this
        Section 8.06 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8.06, notify the indemnifying party in writing of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
        Section 8.06, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this Section 8.06.

        8.07 Reports Under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of MBI to the public without registration, MBI agrees to use its best efforts to:

              (a) File with the Commission in a timely manner all reports and other documents required of MBI under the Securities Act and the Exchange Act; and

              (b) Furnish to any Holder so long as such Holder owns any Registrable Shares upon request at any time a written statement by MBI that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of MBI on Form 10-K or Form 10-Q, and such other reports and documents so filed by MBI as may be reasonably requested availing any Holder of any rule or regulation of the Commission permitting the selling of any such securities without registration.

        8.08 Certain Limitations in Connection with Future Grants of Registration Rights; Priority with Other Shares Entitled to Registration Rights. MBI shall not enter into any agreement with any holder or prospective holder of any securities of MBI providing for the granting to such holder of registration rights unless such agreement includes a provision that, in the case of a public offering involving an underwritten registered offering, protects the Holders if marketing factors require a limitation on the number of securities to be included in the underwriting in the manner in which the Holders are protected under Section 8.01.

                                    Article 9

                         Representations of Mallinckrodt

        To induce MBI to sell the Common Stock described in Article 2, Mallinckrodt represents and warrants to MBI as follows:

        9.01 Investment Purpose. Mallinckrodt is acquiring the shares of Common Stock issued pursuant to this Agreement for purposes of investment and not with a view to the sale or other distribution thereof as such terms are defined in the Securities Act, as amended, and the regulations of the Commission promulgated thereunder. Mallinckrodt acknowledges that (i) these shares have not been registered under the Securities Act, as amended, or the securities laws of any state and that (ii) the transfer of any of these shares is subject to the restrictions and limitations of this Agreement.

        9.02 Authorization and Binding Effect. The execution and delivery of this Agreement and the performance by Mallinckrodt of its obligations hereunder are within Mallinckrodt's corporate power, have been duly authorized by proper corporate action on the part of Mallinckrodt, are not in violation of, or in default under, any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the Certificate of Incorporation or By-Laws of Mallinckrodt or the terms of any agreement, restriction or undertaking to which Mallinckrodt is a party or by which it is bound, and except for the notification required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, do not require the approval or consent of or notice to the shareholders of Mallinckrodt, any governmental body, agency or authority or any other person or entity.

        9.03 Brokers. This Agreement was not induced or procured through any person, firm or corporation acting as a broker or finder for Mallinckrodt. Mallinckrodt agrees to hold MBI harmless from any loss, damage, cost or expense resulting from any claim by any person, firm or corporation based upon any such person, firm or corporation having acted as a broker or finder for Mallinckrodt or any other Person in connection with the transaction contemplated by this Agreement.

                                   Article 10

                                  Miscellaneous

      10.01 Survival of Representations and Warranties. MBI's representations and warranties contained in Article 3 hereof shall survive the Closing for a period of 2 years from the date of Closing, provided, however, MBI's representations and warranties contained in Sections 3.02 and 3.09 shall survive indefinitely.

      10.02 Amendment of 1988 Investment Agreement. The 1988 Investment Agreement is amended as ollows, effective as of Closing:

              (a) Sections 1.08 ("Common Stock"), 1.13 ("Holder" or "Holders") and 1.19 ("Registrable Shares") of the 1988 Investment Agreement are amended to read the same as Sections 1.08. 1.11 and 1.20, respectively, of this Agreement;

              (b) Provisions reading the same as Sections 1.14 ("MBI Securities"), 1.17 ("Other Common Stock") and 1.18 ("Other MBI Securities") of this Agreement are added to the 1988 Investment Agreement as Sections 1.26, 1.27 and 1.28, respectively;

              (c) Articles 5 ("Affirmative Covenants"), 6 ("Anti-Dilution Rights and Limitations on Ownership"), 7 ("Rights of First Refusal") and 8 ("Registration Rights") of the 1988 Investment Agreement are amended to read the same as Articles 5, 6, 7 and 8, respectively, of this Agreement (with the exception that the reference to the 1988 Investment Agreement in Section 6.06 of this Agreement shall be considered a reference to this Agreement); and

              (d) A provision reading the same as Section 10.11 ("Term")of this Agreement is added to the 1988 Investment Agreement as Section 10.12.

      10.03 Assignment. This Agreement shall be assignable by either party only with the written consent of the other party, except that either party may assign this Agreement, without such consent, to the purchaser of all its assets, or of all the assets of its business to which the Distribution Agreement relates, and Mallinckrodt may assign this Agreement or its rights hereunder to any Affiliate of Mallinckrodt.

      10.04 Notice. All notices, communications, demands and payments required or permitted to be given or made hereunder or pursuant hereto shall be sent by certified or registered mail, postage prepaid, overnight messenger services, telecopier or personal delivery as follows:

              If to Mallinckrodt:

                     Mallinckrodt Medical, Inc.
                     675 McDonnell Boulevard
                     St. Louis, Missouri 63134
                     Attention: Vice President - Ultrasound Imaging
                     Telecopier:  (314) 895-7281

              with a copy to:

                     Mallinckrodt Medical, Inc.
                     675 McDonnell Boulevard
                     St. Louis, Missouri 63134
                     Attention: Vice President and General Counsel
                     Telecopier:  (314) 895-7181

              If to MBI:

                     Molecular Biosystems, Inc
                     10030 Barnes Canyon Road
                     San Diego, California 92121
                     Attention: Chief Operating Officer
                     Telecopier:  (619) 452-6187

              with a copy to:


                     Craig P. Colmar, Esq.
                     Johnson and Colmar
                     300 South Wacker Drive
                     Suite 1000
                     Chicago, Illinois 60606
                     Telecopier:  (312) 922-9283

All notices sent by certified or registered mail shall be considered to have been given two business days after being deposited in the mail. All notices sent by overnight messenger service, telecopier or personal delivery shall be considered to have been given when actually received by the intended recipient. Either party may change the address designated by notifying the other party in writing.

      10.05 Governing Law. This Agreement is deemed to have been entered into in the State of Missouri, and its interpretation, construction, and the remedies for its enforcement or breach are to be applied pursuant to and in accordance with the laws of the State of Missouri.

      10.06 Validity of Agreement. If any provision of this Agreement is, becomes, or is deemed invalid or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to applicable law so as to be valid, legal and enforceable in such jurisdiction so deeming. The validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction. If such provision cannot be so amended without materially altering the intention of the parties, it shall be stricken in the jurisdiction so deeming, and the remainder of this Agreement shall remain in full force and effect.

      10.07 Waiver. No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

      10.08 Entire Agreement. This Agreement, together with the Distribution Agreement and the 1988 Investment Agreement, set forth and constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and supersede any and all prior agreements, understandings, promises and representations made by either party to the other concerning the subject matter hereof and the terms applicable hereto.

      10.09 Headings and References; Incorporation of Exhibits. The headings contained in this Agreement are inserted for convenience of reference only and shall not be a part, control or affect the meaning hereof. All references herein to Articles and Sections are to the Articles and Sections of this Agreement (unless specifically referring to Articles or Sections of the 1988 Investment Agreement or the Distribution Agreement). All references herein to Appendices are to the Appendices hereto, each of which shall be incorporated into and deemed a part of this Agreement. An exception in any Appendix to any particular representation and warranty in Article 3 shall be considered an exception to all other applicable representations and warranties in Article 3.

      10.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

      10.11 Legends. The stock certificate delivered at the Closing in accordance with Section 2.03, and each stock certificate representing any shares of Other Common Stock which MBI may issue to Mallinckrodt or an Affiliate of Mallinckrodt, shall bear a legend substantially to the effect that the shares represented by the certificate have not been registered under the Securities Act, as amended, or the securities laws of any state and that (ii) the transfer of any of these shares is subject to the restrictions and limitations of this Agreement. MBI shall remove the former legend if and when the shares represented by the certificate have been registered under the Securities Act in accordance with Article 8 or become freely salable under the Commission's Rule 144(k). Each such stock certificate shall also bear a legend to the effect that the shares represented by the certificate, while owned of record by Mallinckrodt or an Affiliate of Mallinckrodt, constitute "Repurchasable Shares" as defined in
Section 9.02 of the Amended and Restated Distribution Agreement.

      10.12 Term. The term of this  Agreement  shall continue until the later of
(i) the date that MBI exercises  either of its options under Sections 9.01(a) or
(b) of the Distribution Agreement in respect of each affected territory or (ii) the date that Mallinckrodt and its Affiliates cease to own any shares of Common Stock or Other Common Stock.


                                                 Molecular Biosystems, Inc.


                                                 By  /s/ Kenneth J. Widder
                                                         Kenneth J. Widder, M.D.
                                                         Chairman and Chief
                                                         Executive Officer


                                                 Mallinckrodt Medical, Inc.


                                                 By  /s/ Robert G. Moussa
                                                         Name: Robert G. Moussa
                                                         Title:President and
                                                         Chief Executive Officer

                                  Appendix 3.07

                              (Material Contracts)



No exceptions.

                                  Appendix 3.13

                              (Absence of Changes)



No exceptions.